UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2015

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

I. Modification and Extension to the “Amended Participation Agreement” Dated Effective January 21, 2014.

Effective on January 31, 2015 the Registrant entered into and amended a Modification and Extension to “Amended Participation Agreement” dated January 21, 2014. The Modification and Extension again updates and extends Exhibit “B” of an Asset Purchase Agreement made and entered into as of January 21, 2014, the Effective Date (“Effective Date”), by and among Shale Corp., a corporation organized under the laws of the Province of Ontario in Canada with its principal place of business located at 365 Bay St, Suite 400, Toronto On, M5H 2V1(the “Company”), and the Investor acting as the Company, along with approvals from Success Oil Co., Inc., its Operator and Partner, EGPI Firecreek, Inc. via its wholly owned subsidiary Energy Producers, Inc., Partner, and TWL Investments, aLLC, investing participants, to amend, modify and extend Section II. Paragraph one thereto, giving extra time to the Participation Agreement originally allowing for six (6) months (through June 30, 2014 unless mutually extended by all parties thereto) now extended to February 28, 2015 (unless mutually extended by all parties thereto) for participants to deliver to Operator Participant’s share of the Turnkey Cost to Casing Point for drilling of the first Prospect Well. For further information please see with additional information in contained in our Form 8-K and Exhibits filed on February 7, 2014.

 *A copy of the January 31, 2015 Modification and Extension to the “Amended Participation Agreement” Amended January 31, 2015 is attached hereto on Exhibit 10.1.

II. Ninth Amendment To Modification, Amendment and Further Extension of the “Agreement To Extend Option” Dated Effective on December 31, 2013.

On January 31, 2015 the Company entered into a Tenth Amendment to Modification, Amendment, and Further Extension of the Agreement to Extend Option dated effective on December 31, 2013 between EGPI Firecreek, Inc. on behalf of itself and all of its wholly  owned subsidiaries including, but not limited to, Energy Producers, Inc. (“EPI”), and the Company, which is amended to be by and through 2301840 Ontario Inc., a wholly owned subsidiary of Boomerang Oil, Inc. (formerly 0922337 BC LTD) (“Boomerang”), now a Majority owned subsidiary of the Company. The parties thereto, as amended, having earlier entered into an Agreement to Extend Option with Success Oil Co., Inc., (“Success”) along with all the parties to wit, agreed summarily to i) further extend the Option Agreement through February 28, 2015 unless further modified or extended by the parties in writing , and ii) in summary, to allow certain past due capital expenditure costs in the total aggregate amount of $200,000 historically held by Success to begin to be paid out of available cash flow on a monthly basis from the Joint Interest Billings, and from only the current producing economic wells and interests, pro rata, not to include future wells, and to begin after April 6, 2014 for the January 2014 forward billings, until paid, unless otherwise negotiated to the satisfaction of Success. For further information please see Exhibit 10.1 to a Current Report on Form 8-K, filed on April 2, 2014, along with additional information in contained in our Form 8-K and Exhibits 10.1, 10.2 and 10.3 filed on February 7, 2014.

 *A copy of the January 31, 2015 Tenth Amendment To Modification, Amendment and Further Extension of the “Agreement To Extend Option” Dated Effective on December 31, 2013 is attached hereto on Exhibit 10.2.

ITEM 9.01 Financial Statements and Exhibits.

 (d) EXHIBITS.

Exhibit Number	Description

10.01	Amended Modification and Extension to the “Amended Participation Agreement” Dated January 31, 2015
10.02	Tenth Amendment To Modification, Amendment and Further Extension of the “Agreement to Extend Option”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer